Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-150982) dated May 16, 2008 of Southern Copper Corporation of our report dated March 2, 2009 relating to the financial statements, and financial statements schedules, which appears in this Form 10-K.

PricewaterhouseCoopers S.C.

Mexico, D.F.

February 26, 2010